PROXY                          BSI HOLDINGS, INC.                          PROXY
                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of BSI Holdings, Inc., a Delaware corporation (the "Company"), hereby appoints Randall B. Hale or F. Clayton Chambers, or either one of them, acting in the absence of the other, with full power of substitution or revocation, as proxy to represent the undersigned at
the Special Meeting of Stockholders to be held at                      on
February    , 1997 at            a.m. and at any adjournment thereof, and to
vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

     Approve and adopt the Plan and Agreement of Merger dated as of November 13, 1996, as amended, and restated between the Company and Sun Sportswear, Inc.

              FOR  [ ]              AGAINST  [ ]              ABSTAIN  [ ]

     IF THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

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                               BACK SIDE OF PROXY

     The shares of Common Stock represented by this proxy will be voted as directed. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR
APPROVAL AND ADOPTION OF THE MERGER.      DATED: _________________________, 1997

                                          ______________________________________
                                                         Signature
                                          ______________________________________
                                                 Signature if held jointly.

                                          (Please date, sign as name appears at
                                          the left, and return promptly. If the
                                          shares are registered in the names of
                                          two or more persons, each should sign.
                                          When signing as Corporate Officer,
                                          Partner, Executive, Administrator,
                                          Trustee or Guardian, please give full
                                          title. Please note any changes in your
                                          address alongside the address as it
                                          appears in the proxy.)